UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.                )

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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Edwards Lifesciences Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Edwards Lifesciences Corporation

One Edwards Way

Irvine, CA 92614

The following definitive additional materials are being filed for the purpose of (i) disclosing an amended Notice of Annual Meeting of Stockholders of Edwards Lifesciences Corporation (the “Company”) in connection with a change in the location of the Company’s Annual Meeting of Stockholders to a virtual meeting format only, and (ii) updating the Summary Compensation Table included in the proxy statement for the Company’s Annual Meeting of Stockholders to reflect the corrections described below.

CHANGE IN LOCATION OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, MAY 7, 2020

The following Notice of Annual Meeting of Stockholders (the “Amended Notice”) amends and restates the original notice included in the proxy statement (the “Proxy Statement”) of Edwards Lifesciences Corporation (the “Company”), dated March 25, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, May 7, 2020. The purpose of the Amended Notice is to announce a change in the location of the Annual Meeting to a virtual meeting format only, via webcast, at www.virtualshareholdermeeting.com/EW2020.

THE AMENDED NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

AMENDED NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 7, 2020

To the Stockholders of EDWARDS LIFESCIENCES CORPORATION:

Due to the public health impact of the coronavirus (COVID-19) and to support the health and well-being of our partners and stockholders, NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Edwards Lifesciences Corporation (the “Company”) has been changed. As previously announced, the Annual Meeting will be held on Thursday, May 7, 2020 at 10:00 a.m., Pacific Time. In light of public health concerns regarding the coronavirus outbreak, the Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting physically in person.

As described in the proxy statement for the Annual Meeting previously distributed (the “Proxy Statement”), you are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on March 13, 2020, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or nominee. To attend and participate in the Annual Meeting at www.virtualshareholdermeeting.com/EW2020, you must enter the control number found on your proxy card, voting instruction form or notice you previously received.

Date and Time:	Virtual Meeting Access:
May 7, 2020	www.virtualshareholdermeeting.com/EW2020
10:00 a.m. PT

Matters to be voted on at the Annual Meeting:

Proposal 1.	Election of eight director nominees named in the Proxy Statement to serve until our next annual meeting of stockholders and until their respective successors are duly elected and qualified

Proposal 2.	Approval, on an advisory basis, of the named executive officer compensation disclosed in the Proxy Statement

Proposal 3.	Approval of the 2020 Nonemployee Directors Stock Incentive Program

Proposal 4.	Amendment of the Certificate of Incorporation to increase the number of authorized shares of common stock for the purpose of effecting a three-for-one stock split

Proposal 5.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020

Proposal 6.	A stockholder proposal, if properly presented at the Annual Meeting

Stockholders will also vote on any other business that may properly come before the Annual Meeting or any postponement or adjournment of the meeting.

You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. Whether or not you plan to attend the virtual Annual Meeting, we urge you to submit your proxy in advance of the meeting by one of the methods described in the Proxy Statement for the Annual Meeting. This will ensure that your shares are voted at the Annual Meeting if you are later unable to attend the virtual Annual Meeting. If you have already submitted a proxy to vote your shares at the Annual Meeting, your shares will be voted at the Annual Meeting as instructed by you and no additional action is required.

Additional information about the virtual Annual Meeting is available below under “Additional Information About the Virtual Meeting.”

By Order of the Board of Directors,

Linda Park,

Vice President, Associate General Counsel and Secretary

April 13, 2020

Important notice regarding the availability of proxy materials for our

2020 Annual Meeting of Stockholders to be held on May 7, 2020:

Our Proxy Statement and 2019 Annual Report to stockholders are available on the Internet at

www.proxyvote.com.

Edwards Lifesciences Corporation  •  One Edwards Way, Irvine, CA 92614  •  www.edwards.com

ADDITIONAL INFORMATION ABOUT THE VIRTUAL ANNUAL MEETING

Attendance and Participation

Our virtual Annual Meeting will be conducted on the Internet via webcast. Stockholders will be able to attend and participate online and submit questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/EW2020. Stockholders will be able to vote their shares electronically during the Annual Meeting.

Stockholders who would like to attend and participate in the Annual Meeting will need the control number found on the proxy card, voting instruction form or notice they previously received. The Annual Meeting will begin promptly at 10:00 a.m. Pacific Time. We encourage you to access the Annual Meeting prior to the start time. Online access will begin at 9:45 a.m. Pacific Time.

The virtual Annual Meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong Internet connection wherever they intend to participate in the Annual Meeting. Participants should allow plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Annual Meeting.

Questions and Information Accessibility

Stockholders will have the opportunity to submit questions during the Annual Meeting. If you wish to submit a question, you may do so by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/EW2020, typing your question into the “Ask a Question” field, and clicking “Submit.”

Questions pertinent to the Annual Meeting will be answered during the Annual Meeting, subject to time constraints. Any such questions that cannot be answered during the Annual Meeting due to time constraints will be posted and answered on our Investor Relations website, http://ir.edwards.com/investor-relations, as soon as practical after the Annual Meeting.

Additional information regarding the ability of stockholders to ask questions during the Annual Meeting, related rules of conduct and other materials for the Annual Meeting will be available at www.virtualshareholdermeeting.com/EW2020.

Technical Difficulties

If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting login page. Technical support will be available beginning at 9:45 a.m. Pacific Time on May 7, 2020 through the conclusion of the Annual Meeting.

Additional information regarding matters addressing technical and logistical issues, including technical support during the Annual Meeting, will be available at www.virtualshareholdermeeting.com/EW2020.

PROXY STATEMENT - SUMMARY COMPENSATION TABLE

Explanatory Note:

The Company filed a definitive proxy statement for the 2020 Annual Meeting of Stockholders with the Securities and Exchange Commission on March 25, 2020 (the “Original Filing”). This supplement amends the 2019 Summary Compensation Table which appears on page 45 of the Original Filing to correct typographical errors to (i) Mr. Mussallem’s compensation for 2018 and 2017 and (ii) Mr. Wood’s 2018 “All Other Compensation” number. The changes are included in bold in the revised 2019 Summary Compensation Table below.

2019 SUMMARY COMPENSATION TABLE

The following table sets forth a summary, for the years indicated, of the compensation of the principal executive officer, the principal financial officer and our three other most highly compensated executive officers whose total compensation for 2019 was in excess of $100,000 and who were serving as executive officers at the end of 2019. No other executive officers that would have otherwise been includable in the table on the basis of total compensation for 2019 have been excluded by reason of their termination of employment or change in executive status during that year.

Name and Principal Position	Year	Salary $(1)	Bonus $(2)	Stock Awards $(3)	Option Awards $(3)	Non-Equity Incentive Plan Compensation $(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings $(5)	All Other Compensation $(6)	Total $
Mr. Mussallem	2019	1,072,240	—	3,641,664	4,235,402	2,381,117	—	190,550	11,520,973
Chairman of the Board and Chief Executive Officer	2018	1,034,769	—	3,409,941	3,958,800	1,668,227	—	207,212	10,278,949
	2017	995,385	—	3,391,586	3,631,053	2,597,000	—	183,294	10,798,318
Mr. Ullem	2019	619,760	—	1,047,907	1,098,595	756,864	—	47,945	3,571,071
Corporate Vice President, Chief Financial Officer	2018	593,628	—	843,514	975,537	559,944	—	49,207	3,021,830
	2017	569,826	—	855,664	914,598	800,400	—	44,082	3,184,570
Mr. Bobo	2019	615,455	2,000	807,687	935,153	671,600	—	73,546	3,105,441
Corporate Vice President	2018	592,999	4,000	772,062	891,964	563,790	—	78,584	2,903,399
	2017	573,506	2,000	821,135	881,474	802,473	—	68,501	3,149,089
Mr. Lemercier	2019	576,854	—	546,270	633,331	555,287	804,765	197,453	3,313,960
Corporate Vice President
Mr. Wood	2019	605,791	4,000	849,708	988,184	756,864	—	88,736	3,293,283
Corporate Vice President	2018	574,430	4,000	804,231	936,516	507,683	—	91,543	2,918,403
	2017	550,506	2,000	821,135	880,215	780,318	—	87,602	3,121,776

(1)

Amounts shown for 2019 include amounts that were deferred into the EDCP as follows: Mr. Mussallem – $122,611; Mr. Ullem – $0; Mr. Bobo – $27,789; Mr. Lemercier – $0, and Mr. Wood – $41,440 The EDCP is more fully described in the section following the “Nonqualified Deferred Compensation Plans” table in the Original Filing.

Mr. Lemercier’s salary is paid in Swiss Francs. Mr. Lemercier’s salary is reported in this table by converting Swiss Francs to United States dollars using an exchange ratio of 1.006404 (which is the average monthly intercompany exchange rate for the year).

(2)	Amounts shown for Messrs. Bobo and Wood include awards received through our Innovation Rewards Program which compensates active employee inventors for their patent contributions to our Company.
(3)

The amounts reported in these columns reflect the aggregate grant-date fair value of the stock awards and option awards during the applicable year. These values have been determined under the principles used to calculate the grant-date fair value of equity awards for purposes of our financial statements in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. For a discussion of the assumptions and methodologies used to value the awards reported in these columns, please see the discussion of stock awards and option awards contained in Note 14 of the “Notes to Consolidated Financial Statements” in the 2019 Annual Report.

The table below sets forth the grant-date fair value determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 for the PBRSUs awarded in fiscal 2019, 2018, and 2017 based upon the probable outcome of the performance-related vesting conditions as of the grant date (we judged the “target” level of performance to be the probable outcome as of the grant date of the awards), and the grant-date fair value of these awards determined on that basis but assuming that the maximum level of performance was achieved.

Name	Year	Probable Outcome of Performance Conditions Grant-Date Fair Value ($)	Maximum Outcome of Performance Conditions Grant-Date Fair Value ($)
Mr. Mussallem	2019	2,099,509	3,674,140
	2018	1,970,143	3,447,749
	2017	2,071,342	3,624,849
Mr. Ullem	2019	547,909	958,840
	2018	486,960	852,180
	2017	522,158	913,777
Mr. Bobo	2019	465,480	814,590
	2018	446,070	780,623
	2017	501,410	877,468
Mr. Lemercier	2019	315,169	551,545
Mr. Wood	2019	489,724	857,017
	2018	464,656	813,148
	2017	501,410	877,468

(4)

Amounts shown in this column for 2019 were earned under the Incentive Plan based on achievement of performance criteria for 2019, as described in the “Compensation Discussion and Analysis” section of the Original Filing. Amounts shown for Mr. Bobo include $221,628 deferred into the EDCP. Amounts earned but not deferred were paid to the executives for 2019 performance.

(5)

Mr. Lemercier participates in our pension plan for salaried employees at our Nyon, Switzerland facility (see the section, “Pension Benefits” below). The amounts shown include employer contributions and investment earnings, and do not include regular employee contributions of approximately $113,248 in 2019. The amount of Mr. Lemercier’s regular employee contributions to the Nyon pension plan is reflected in the total amount included in the “Base Salary” column of the “Summary Compensation Table”.

(6)	The “All Other Compensation” column includes the following amounts paid to the NEOs for the year ended December 31, 2019. The amounts disclosed are the actual costs to us of providing these benefits.

Type of Compensation	Mr. Mussallem	Mr. Ullem	Mr. Bobo	Mr. Lemercier		Mr. Wood
401(k) Company Match	$14,000	$14,000	$14,000	$—		$14,000
EDCP Company Contribution	122,611	—	27,789	—		41,440
Company Contribution – Zurich vita Pension Plan (saving)	—	—	—	153,232		—
Car Allowance or Company Car Lease Payments	13,200	10,800	10,800	24,094		10,800
Officer Perquisites (Flexible Allowance, including, among other things, financial planning expenses, airline club dues, club membership dues, home office supplies, personal travel expenses; Annual Physical Examination Expenses and Life Insurance Premiums)	40,739	23,145	20,957	20,127	*	22,496
Totals	$190,550	$47,945	$73,546	$197,453		$88,736

*	Converted from 19,999 Swiss Francs to United States dollars. The conversion rate was determined by averaging the monthly intercompany exchange rate for the year.